UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 11, 2000
          -------------------------------------------------------------

                       SUNGLOBE FIBER SYSTEMS CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                        2-70345-NY                88-0182534
----------------------------      ------------------------   -------------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)



1550 Sawgrass Corporate Parkway, Suite 370    Sunrise, Florida      33323
-----------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code (954) 838-0527
                                                   --------------



TimeOne, Inc.   631 North Stephanie Street, PMB 378   Henderson, Nevada    89014
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant.
         --------------------------------

         On July 3, 2000, pursuant to a Merger Agreement, dated June 29, 2000 (the "Merger Agreement"), among the Registrant (the "Company"), SunGlobe Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Subsidiary"), and SGFS, Inc. (formerly known as SunGlobe Fiber Systems Corporation), a Delaware corporation ("SGFS"), the Subsidiary merged with and into SGFS (the "Merger"), with SGFS as the surviving corporation. Prior to the Merger, SGFS was a wholly-owned subsidiary of SunGlobe Telecom, Inc., a Florida corporation ("Telecom"), 71% of the capital stock of which is owned by Barry H. Pasternak. Pursuant to the Merger Agreement, Telecom transferred all of the capital stock of SGFS to the Company in exchange for 8,083,292 newly issued shares of the Company's common stock. Immediately prior to, and as a condition to the closing of, the Merger, the Company sold its interest in a parcel of real property located in Montana to Daniel Pentelute ("Pentelute"), the majority stockholder of the Company prior to the Merger and co-owner of the Montana property through his wholly-owned company, in exchange for 500,000 shares of the Company's common stock owned by Pentelute, which shares are now treasury stock of the Company.

         As a result of and immediately following the Merger, Telecom owned 51% of the outstanding capital stock of the Company. In connection with the Merger, Telecom has an agreement to pay to The Hamilton Investment Group, Inc. ("HIG") a finders fee consisting of $75,000 and 404,165 shares of the Company's common stock owned by Telecom. Payment of such fee will reduce Telecom's beneficial ownership to 46% of the issued and outstanding shares. The shares to be transferred by Telecom to HIG wil be subject to a voting agreement in favor of Telecom.

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         In connection with the Merger described in Item 1 above, the Company acquired all of the capital stock of SGFS at a purchase price negotiated at arms-length. SGFS has recently entered into an agreement with the Maya-1 Cable System ("Maya-1") pursuant to which it has agreed to purchase a 0.67% ownership interest in Maya-1 and to contribute to the development costs of Maya-1 based on its ownership interest percentage. Maya-1 is a development-stage fiber optic submarine cable system designed to provide telecommunications capacity in the Caribbean region. The Maya-1 system is currently in its final stages of construction. When completed, it is expected to provide fiber optic cable links among the United States, Mexico, Honduras, Costa Rica, Panama, Colombia and the Cayman Islands. The system is currently scheduled to become operational in the third quarter of 2000.

         SGFS's only other asset is all of the capital stock of Island Sun Communications Corp., a corporation organized under the laws of the Commonwealth of Puerto Rico ("Island Sun"). Island Sun's only asset is a ten-year lease and option agreement for a largely undeveloped tract of land in Puerto Rico. The lease permits Island Sun to use the property for office space and for the proposed installation and operation of telecommunications antennas and related facilities. The rental rate under the Lease is $1,650 per month. Pursuant to the terms of the lease, Island Sun may extend the lease for two five-year renewal terms and has the option to purchase the property at a price of $250,000 if such option is exercised within the first ten-year term.

Item 5.  Other Events.
         ------------

         In connection with, and as a condition to the closing of, the Merger, on July 3, 2000, each of Roy E. Molina and Yolanda Oyler, who constituted all of the directors of the Company as of such date, resigned. The vacancies created thereby were filled by Barry H. Pasternak and Carol Pasternak, who, prior to the Merger and currently, constitute all of the board of directors of SGFS.

         The Company changed its name to SunGlobe Fiber Systems Corporation on July 6, 2000. In addition, the Company relocated its principal offices to 1550 Sawgrass Corporate Parkway, Suite 370, Sunrise, Florida and changed its OTC Bulletin Board symbol from TYME to SGFS, effective July 7, 2000.

         The Company's subsidiary, acquired in the Merger, formerly known as SunGlobe Fiber Systems Corporation, changed its name to SGFS, Inc. on July 6, 2000.

         On July 7, 2000, the Company issued a press release announcing the completion of the Merger, a copy of which is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (a)      Financial statements of Businesses Acquired.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date on which this initial report on Form 8-K is required to be filed.

         (b)      Pro Forma Financial Information.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date on which this initial report on Form 8-K is required to be filed.

         (c)      Exhibits.

         2.1 Merger Agreement dated June 29, 2000, by and among TimeOne, Inc., SunGlobe Acquisition, Inc. and SunGlobe Fiber Systems Corporation.

         99.1 Agreement of Purchase and Sale and Release, dated June 30, 2000, by and among TimeOne, Inc. and Daniel F. Pentelute.

         99.2     Press Release issued by Registrant on July 7, 2000.

         This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section21E of the Securities and Exchange Act of 1934, as amended. Actual results, events and circumstances could differ materially from those set forth in such statements due to various factors. Such factors include the Company's development-stage business, the need for additional operating capital, the effect of government regulations, risks related to technology and network infrastructure and changing economic and competitive conditions in the telecommunications industry, as well as other risks and uncertainties.



               [Remainder of this page intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SUNGLOBE FIBER SYSTEMS CORPORATION


                                       By:
                                            Name:  Barry H. Pasternak
                                            Title:  President

Dated:   July 11, 2000

                                                                     Exhibit 2.1

                                 EXECUTION COPY







                                MERGER AGREEMENT

                                      AMONG

                                 TIMEONE, INC.,

                           SUNGLOBE ACQUISITION, INC.,

                                       AND

                       SUNGLOBE FIBER SYSTEMS CORPORATION

                                  June 29, 2000

                                MERGER AGREEMENT

         AGREEMENT entered into as of June 29, 2000 (the "Agreement"), by and among TIMEONE, INC., a Nevada corporation (the "Buyer"), SUNGLOBE ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Subsidiary"), and SUNGLOBE FIBER SYSTEMS CORPORATION, a Delaware corporation (the "Target"). The Buyer, the Subsidiary and the Target are referred to herein individually as a "Party," and collectively as the "Parties".

         This  Agreement   contemplates  a  reverse  subsidiary  merger  of  the
Subsidiary with and into the Target in which the Target Stockholder (as hereinafter defined) will receive capital stock in the Buyer in exchange for all of the outstanding capital stock of the Target.

         Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows.

                                    SECTION I

                                   DEFINITIONS

         1.1      Definitions.
                  -----------

                  "Accounts" has the meaning set forth in Section 4.10 below.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Buyer" has the meaning set forth in the preface above.

                  "Buyer Shares" has the meaning set forth in Section 4.3 below.

                  "Certificate  of Merger"  has the meaning set forth in Section
2.3 below.

                  "Closing" has the meaning set forth in Section 2.2 below.

                  "Closing Date" has the meaning set forth in Section 2.2 below.

                  "Confidential Information" means any information concerning the business and affairs of the Target that is not already generally available to the public.

                  "Delaware   General   Corporation   Law"  means  the   General
Corporation Law of the State of Delaware, as amended.

                  "Effective Time" has the meaning set forth in Section 2.4(a) below.

                  "Employment Agreement" has the meaning set forth in Section 6.2(e) below.

                  "GAAP" means, at any time or for any period of determination, United States generally accepted accounting principles as then in effect.

                  "Island Sun" has the meaning set forth in Section 3.2 below.

                  "Knowledge"   means  actual  knowledge   without   independent
investigation.

                  "Merger" has the meaning set forth in Section 2.1 below.

                  "Merger Consideration" has the meaning set forth in Section 2.4(e) below.

                  "Montana Property" means that certain parcel of property in Montana more particularly described in Schedule 1.1 hereto.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Party" or "Parties" has the meaning set forth in the preface above.

                  "Pentelute" means Daniel Pentelute, a shareholder of the Buyer and the sole shareholder of Desert Land Enterprises.

                  "Pentelute Shares" has the meaning set forth in Section 2.4(g) below.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Promissory Note" means the promissory note dated March 20, 2000 in the stated principal amount of $200,000 made by the Target in favor of the Buyer, evidencing the Target's obligation to repay to the Buyer a bridge loan in the amount of $200,000 advanced to the Target by the Buyer.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Subsidiary" has the meaning set forth in the preface above.

                  "Summary Business Description" means the Target's Summary Business Description, dated June 27, 2000, delivered by the Target to the Buyer, including all attachments thereto.

                  "Surviving  Corporation"  has the meaning set forth in Section
2.1 below.

                  "Target" has the meaning set forth in the preface above.

                  "Target Share" means any share of the Common Stock, $0.01 par value per share, of the Target.

                  "Target Stockholder" means SunGlobe Telecom, Inc., a Florida corporation.

                                   SECTION II

                                BASIC TRANSACTION

         2.1 The Merger. On and subject to the terms and conditions of this Agreement, the Subsidiary shall merge with and into the Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation") and shall become a wholly-owned subsidiary of the Buyer.

         2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dorsey & Whitney LLP in New York, New York commencing at 9:00 a.m. local time on the business day on which or by which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or duly waived (other than conditions with respect to actions the respective Parties will take at the Closing itself), or on such other date as the Buyer and the Target may mutually determine (the "Closing Date");

         2.3 Actions at the Closing. At the Closing, (i) the Target shall deliver to the Buyer and the Subsidiary the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) the Buyer and the Subsidiary shall deliver to the Target the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) the Target and the Subsidiary shall file with the Secretary of State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and (iv) the Buyer shall sell its interest in the Montana Property to Pentelute pursuant to a separate sale agreement in the manner provided in Section 2(g) below.

         2.4      Effect of Merger.
                  ----------------

                  (a) General. The Merger shall become effective at the time (the "Effective Time") the Target and the Subsidiary file the Certificate of Merger with the Secretary of State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (b) Certificate of Incorporation. The Certificate of Incorporation of the Target in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

                  (c) Bylaws. The Bylaws of the Target in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

                  (d) Directors and Officers. The directors and officers of the Target shall become the directors and officers of the Surviving Corporation and the Buyer at and as of the Effective Time.

                  (e) Exchange of Target Shares. At and as of the Effective Time, all outstanding Target Shares shall be transferred by the Target Stockholder to the Buyer in exchange for newly authorized and issued Buyer Shares (the "New Shares") in an aggregate amount equal to 51% of the total authorized and outstanding capital stock of the Buyer on a fully diluted basis, but after giving effect to (i) the issuance of the New Shares, (ii) any outstanding options, warrants, conversion rights, exchange rights, subscription rights or any other contracts or commitments of the Buyer to issue or sell any of its shares of capital stock (other than the stock purchase option to be granted by the Buyer pursuant to the Employment Agreement), and (iii) the repurchase by the Buyer of the Pentelute Shares (the "Merger Consideration"). The Target Stockholder shall not have any rights with respect to the Target Shares after the Effective Time other than the right to receive New Shares as set forth in this Agreement.

                  (f) Retirement of Capital Stock of Subsidiary. At and as of the Effective Time, each share of capital stock of the Subsidiary shall be retired.

                  (g) Sale of Montana Property. On or as promptly as practicable after the date hereof, the Buyer shall execute, and cause Pentelute to execute, an agreement of purchase and sale in the form attached as Exhibit B, by which Buyer shall sell, effective as of the Effective Time, all of its right, title and interest in and to the Montana Property to Pentelute at a price equal to its fair market value as reasonably agreed upon by the Buyer and the Target Stockholder, but in no event for less than $50,000 (the "Montana Land Value"). The purchase price shall be paid by the transfer to the Buyer by Pentelute of such number of Buyer Shares (the "Pentelute Shares") as equals the Montana Land Value multiplied by ten (10). The Pentelute Shares shall subsequently be held by the Buyer as treasury stock.

                  (h) Transfer of Accounts. On the Closing Date, upon receipt of the Target Shares, the Buyer deliver to the Target all cash and cash equivalents in the Accounts via wire transfer of immediately available funds to such accounts as shall be designated by the Target to the Buyer in writing.

         2.5 Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation, other than to reflect the transfer of such Target Shares to the Buyer.

         2.6 Name Change. As promptly as practicable after the Closing Date, the Buyer shall take, or cause to be taken, action necessary to effect a change of
(i) the legal name of the Buyer from "TimeOne, Inc." to "SunGlobe Fiber Systems Corporation" and (ii) the legal of the Surviving Corporation from "SunGlobe Fiber Systems Corporation" to "SGFS, Inc.".

                                   SECTION III

                  REPRESENTATIONS AND WARRANTIES OF THE TARGET

         The Target represents and warrants to the Buyer and the Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

         3.1 Organization, Qualification, and Corporate Power. Each of the Target and Island Sun is a corporation duly organized, validly existing, and in good standing under the laws of the State of its formation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Target and Island Sun has full corporate power and authority to carry on the businesses in which it proposes to engage and use the properties owned and used by it.

         3.2 Subsidiaries. The Target has no subsidiaries other than Island Sun Communications Corp., a corporation organized under the laws of the Commonwealth of Puerto Rico ("Island Sun"). The Target is the holder beneficially and of record of all of the outstanding shares of capital stock of Island Sun, free and clear of all Security Interests. All of the issued and outstanding shares of Island Sun have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Island Sun to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Island Sun.

         3.3 Capitalization. The entire authorized capital stock of the Target consists of 1,000 Target Shares, of which 100 Target Shares are issued and outstanding and all of which are held of record, and to the knowledge of the Target, beneficially by the Target Stockholder, free and clear of all Security Interests. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

         3.4 Authorization of Transaction. The Target has, or will have as of the Closing Date, full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable against it in accordance with its terms and conditions.

         3.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target or Island Sun is subject or any provision of the charter or bylaws of the Target or Island Sun or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target or Island Sun is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Target or Island Sun or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         3.6 Undisclosed Liabilities; Material Contracts. Neither the Target nor Island Sun has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due except as set forth on Schedule 3.6 hereto. Other than the agreements referenced in the Summary Business Description, neither the Target nor Island Sun is a party to any material agreements.

         3.7 Financial Statements. The Target has delivered to the Buyer its unaudited financial statements as of May 31, 2000, which financial statements have been prepared by management of the Target in accordance with GAAP applied on a consistent basis throughout, and such financial statements present fairly the financial condition, results of operations and cash flows of the Target and Island Sun as of the indicated date, subject to changes resulting from non-material audit and normal year-end adjustments.

         3.8 Broker  Fees.  Other than with  respect  to the  Persons  listed on
Schedule 3.8, the Target has not taken any action that would give rise to any claim by any Person for brokerage commissions, finder's fees, registration rights or any other compensation or consideration of any nature whatsoever.

         3.9 Disclosure. This Agreement (including the schedules hereto), the documents delivered by or on behalf of the Target or Island Sun and the Summary Business Description do not contain any untrue or misleading statement of a material fact regarding either of the Target or Island Sun, their proposed businesses or any of the other matters dealt with in this Section 3 relating to the Target or Island Sun or the transactions contemplated by this Agreement.

                                   SECTION IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                               AND THE SUBSIDIARY

         Each of the Buyer and the Subsidiary jointly and severally represent and warrant to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), and shall survive the Closing Date.

         4.1 Organization. Each of the Buyer and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

         4.2 Authorization of Transaction. Each of the Buyer and the Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Subsidiary, enforceable against each such Party in accordance with its terms and conditions.

         4.3 Capitalization of Buyer. The entire authorized capital stock of the Buyer consists of 10,000,000 shares of Common Stock, $.0001 par value per share (the "Buyer Shares"), of which (i) 8,266,300 shares are issued and outstanding as of the date hereof and (ii) 7,766,300 shares will be issued and outstanding as of the Closing Date (assuming that the Montana Property is sold in accordance with the provisions hereof in consideration of the Buyer's repurchase of 500,000 Buyer Shares). Of such issued and outstanding Buyer Shares, Pentelute is the owner of record of 4,698,237 Buyer Shares and, to the knowledge of the Buyer, he has no beneficial interest in any other Buyer Shares except 212,625 shares beneficially owned by him through his ownership of several corporations. No other Person holds (before giving affect to the issuance to the Target Stockholder of Buyer Shares pursuant hereto) 5% or more of the outstanding Buyer Shares. All of the issued and outstanding Buyer Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, option plans, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any shares of its capital stock (excluding the commitment of the Buyer, as of the Effective Time, to grant a stock purchase option pursuant to the Employment Agreement). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

         4.4 Subsidiaries. The Buyer has no subsidiaries other than the Subsidiary and the Subsidiary has no subsidiaries. The Buyer is the holder beneficially and of record, of all outstanding shares of capital stock of Subsidiary, free and clear of all Security Interests. All of the issued and outstanding shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Subsidiary.

         4.5 Undisclosed Liabilities. Neither the Buyer nor the Subsidiary shall have, as of the Closing Date, any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due, or to become due, except for any such liabilities or obligations disclosed to the Target for purposes Section 6.2(a) below and listed on Schedule 4.5 hereto. Neither the Buyer nor the Subsidiary shall have, as of the Effective Time, any employees (other than Persons currently employed by the Target), and shall have no obligations to, or any liabilities in respect of, any individuals who were, prior to the Effective Time, employees of the Buyer or the Subsidiary, except as disclosed to the Target for purposes of Section 6.2(a) below and listed on
Schedule 4.5 hereto. The Buyer believes in good faith that the amount of the 1999 Refund (as such term is defined in Section 6.2(a) below) shall be $16,334.

         4.6 Assets and Business of Target. Without limiting the more complete disclosures set forth in the Summary Business Description, each of the Buyer and Subsidiary acknowledges that it has received the following information regarding the Target: (i) each of the Target and Island Sun, as of the Closing Date, is a development-stage company with no tangible assets or business, no revenue, and a limited operating history, (ii) the Target recently entered into an agreement with the Maya-1 Cable System ("Maya-1") pursuant to which it will develop and provide telecommunication carrier services to Maya-1 in Central and South America, however, the agreement contemplates heavy risks and there can be no assurance that the Target will generate significant revenue under the aforesaid agreement, (iii) Island Sun's sole asset is a lease and option agreement as further described in the Summary Business Description; and (iv) even after consummation of the Merger, each of the Target and Island Sun will need to obtain substantial equity and/or debt capital, in addition to the monies currently held by the Buyer, in order for either the Target or Island Sun to pursue all or any significant part of their business plans. The Buyer and the Subsidiary have received the Summary Business Description and the financial statements of the Target and Island Sun referred to in Section 3.7 above, have carefully reviewed them and understand the information contained therein. The Buyer and the Subsidiary had the opportunity to obtain any additional information, to the extent the Target had such information in the Target's possession or could acquire it without unreasonable effort or expense, to verify the accuracy of the information contained in the Summary Business Description, the aforesaid financial statements and all documents received or reviewed in connection with the negotiation hereof and the consummation of the Merger and have had the opportunity to meet representatives of the Target and to have them answer any questions and provide such additional information regarding the current and proposed finances, operations, business and prospects of the Target and Island Sun deemed relevant by the Buyer and the Subsidiary, and all such questions have been answered and all requested information, to the extent the Target had information in the Target's possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Buyer and the Subsidiary.

         4.7 Filings with SEC. The Buyer is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act and has no reporting obligations under Section 12 of the Securities Exchange Act. The Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public

Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has made available to the Target a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

         4.8 Financial Statements. The Buyer has filed a quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 2000, and an Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Buyer and its subsidiaries as of the indicated dates and the results of operations of the Buyer and its subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of the Buyer and its subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

         4.9 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Subsidiary is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Buyer nor the Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         4.10 Accounts. Other than those accounts listed on Schedule 4.10 hereto (the "Accounts"), neither the Buyer nor the Subsidiary maintains with any commercial bank, broker or other financial institution any accounts to which any cash balances, securities or other assets are credited.

         4.11 Brokers' Fees. Neither the Buyer nor the Subsidiary nor any Affiliate thereof has taken any action which would give rise to any claim by any Person for brokerage commissions, finders fees, registration rights or any other compensation or consideration of any nature whatsoever, except for the compensation payable by the Buyer pursuant to the Finders Agreement, dated as of June __, 2000 (the "Finders Agreement"), among the Buyer and the other parties thereto named therein, a true and complete copy of which has been delivered by the Buyer to the Target.

                                    SECTION V

                                    COVENANTS

         The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         5.1 General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         5.2 Closing Date. Each of the Parties acknowledges that time is of the essence and will use its best efforts to ensure that the Closing Date occurs by no later than June 30, 2000.

         5.3 Notices and Consents. Each of the Parties will give any notices to third parties, and will use its best efforts to obtain any board of director or shareholder approvals and third party consents, that any other Party reasonably may request in connection with the matters referred to in Sections 3 and 4 above.

         5.4 Corporate Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any internal authorizations, consents, and approvals in connection with the matters referred to in Section 3.4 and Section 4.9 above.

         5.5 Comfort Letters. The Buyer and the Subsidiary shall deliver to the Target on or before the Closing Date a letter of Smith & Company, P.C., independent auditors to the Buyer, stating their conclusions, as of the Closing Date or as of a date as immediately prior thereto as is practicable, as to the accuracy of certain information derived from the financial records of the Buyer and the Subsidiary (the "Buyer Comfort Letter"). The Buyer Comfort Letter shall be reasonably satisfactory to the Target in form and substance. The Target will deliver to the Buyer on or before the Closing Date a letter of Jennifer Schectman, C.P.A., independent auditor to the Target, stating her conclusions, as of the Closing Date or as of a date as immediately prior thereto as is practicable, as to the accuracy of certain information derived from the financial records of the Target (the "Target Comfort Letter"). The Target Comfort Letter shall be reasonably satisfactory to the Buyer in form and substance.

         5.6 Operation of Business. The Parties will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Parties:

                  (a) will not authorize or effect any change in its charter or bylaws except as expressly required hereby;

                  (b) will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (c) will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (d) will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (e) will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (f)      will not commit to do any of the foregoing.

         5.7 Full Access. Each of the Parties will permit representatives of the other Parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Party, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Party. Each of the Parties will treat and hold as such any Confidential Information it receives from the other Parties in the course of the reviews contemplated by this Section 5.7, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the owner all tangible embodiments (and all copies) thereof which are in its possession

         5.8 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.8, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant

                                   SECTION VI

                        CONDITIONS TO OBLIGATION TO CLOSE

         6.1  Conditions  to  Obligation  of the Buyer and the  Subsidiary.  The
obligation of each of the Buyer and the Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the Target shall have procured all of the third party consents specified in Section 5.3 above;

                  (b) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (c) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (iv) affect adversely the right of any of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (e) the Target shall have delivered to the Buyer and the Subsidiary a certificate to the effect that each of the conditions specified above in Section 6.1(a)-(d) is satisfied in all respects;

                  (f) the Target Stockholder shall have executed and delivered to the Buyer an investment intent letter, in form and substance as set forth in Exhibit C hereto.

                  (g) the Target shall have entered into an Intercompany Services Agreement with SunGlobe Telecom and the Buyer, effective as of the Effective Time, in form and substance as set forth in Exhibit D hereto;

                  (h) the Buyer and the Subsidiary shall have received from Dorsey & Whitney LLP, counsel to the Target and the Target Stockholder an opinion, in form and substance reasonably acceptable to Buyer, addressed to the Buyer and the Subsidiary, and dated as of the Closing Date; and

                  (i) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and the Subsidiary.

         The Buyer and the Subsidiary may waive any condition  specified in this
Section 6.1 if they execute a writing so stating at or prior to the Closing.

         6.2 Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the assets of the Buyer, as of the Closing Date, shall include, in cash and cash equivalents, in the Accounts, an amount equal to not less than $1.5 million, (i) less an amount equal to the outstanding principal of the Promissory Note without accrued interest through the Closing Date, and (ii) plus an amount equal to the sum of
         (A) all liabilities of the Buyer, determined in accordance with GAAP, existing as of the Closing Date (including without limitation all professional fees, broker or finder fees and other expenses not paid by the Buyer as of the Closing Date and incurred by it in connection with the Merger, and all other liabilities referred to in Section 6.2(b) below, but excluding amounts payable to Roy Molina, Yolanda Oyler and Richard Mason in an aggregate amount not greater than $16,334 and which are not payable by the Buyer unless, if, and to the extent that the Buyer receives a refund on its U.S. income taxes for its 1999 tax year (the "1999 Refund")), and (B) all professional fees and other expenses incurred by the Target in connection with the Merger (which shall not exceed an amount equal to $100,000, less the amounts paid by the Buyer pursuant to Section 6.2(h) below), and the Target shall have received such evidence thereof as it may have requested;

                  (b) as of the Closing Date, there shall exist no liabilities of the Buyer or the Subsidiary that would be required to be reflected on the Buyer's balance sheet in accordance with GAAP, other than current liabilities not yet due or to be satisfied at the Closing and which are disclosed to the Target for purposes of the calculations required under Section 6.2(a) above, and the Target shall have received such evidence thereof as it may have requested;

                  (c) the sale of the Montana Property from the Buyer to Pentelute shall have been consummated in accordance with the provisions hereof and the Target shall have received from the Buyer copies of all documents relating to such sale;

                  (d) the Target shall be satisfied that there are no currently-effective agreements to which Buyer is a party relating to the voting, transfer or registration of any shares of capital stock of the Buyer and the Buyer shall have obtained releases, in form and substance satisfactory to the Target, from Pentelute, and from such other Persons as the Target may require, of any and all claims Pentelute and such other Persons may have against the Buyer;

                  (e) the Buyer shall have entered into an employment agreement (the "Employment Agreement") with Barry Pasternak, currently the President of the Target Stockholder and the Target, effective as of the Effective Time, substantially in the form attached hereto as Exhibit E;

                  (f) the Buyer shall have entered into an Intercompany Services Agreement with SunGlobe Telecom and the Target, effective as of the Effective Time, in form and substance as set forth in Exhibit D hereto;

                  (g) the Finders Agreement shall be in full force and effect, shall not have been amended, and no party thereto shall be in default of its obligations thereunder, and the Target shall have received such evidence thereof as it may have requested;

                  (h) the Buyer shall pay via bank wire transfer to Dorsey & Whitney LLP, as counsel to the Target and the Target Shareholder, an amount equal to $100,000 in respect of legal fees and expenses incurred and to be incurred by the Target in the negotiation of the Agreement and consummation of the Merger;

                  (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (j) each of the Buyer and the Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (k)  there  shall  not  be  any   judgment,   order,   decree,
         stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (l) each of the Buyer and the Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(k) is satisfied in all respects;

                  (m) the Target shall have received from such counsel to the Buyer and the Subsidiary, as is reasonably acceptable to the Target, an opinion addressed to the Target and dated as of the Closing Date;

                  (n) the Target shall have received from Buyer resolutions of the board of directors of Buyer authorizing (i) the acceptance of the resignations, effective as of the Closing or the earliest date by which such resignations may be effected by applicable law, of each director and officer of the Buyer and (ii) the installation of the designees of the Target as directors and officers of the Buyer, effective as of the Closing or the earliest date by which such installations may be effected by applicable law; and

                  (o) all actions to be taken by the Buyer and the Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

         The Target may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

                                   SECTION VII

                                   TERMINATION

         7.1 Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                  (b) the Buyer and the Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (i) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Subsidiary has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 6.1 above (unless the failure results primarily from any action or inaction on the part of the Buyer or the Subsidiary);

                  (c) the Target may terminate this Agreement by giving written notice to the Buyer and the Subsidiary at any time prior to the Effective Time (i) in the event the Buyer or the Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and the Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 6.2 above (unless the failure results primarily from any action or inaction on the part of the Target);

         7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1 above, except as specified below, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach) subject to the following:

                  (a) the confidentiality provisions contained in Section 5.7 above shall survive any such termination;

                  (b) the obligations of the Target evidenced by the Promissory Note shall survive any termination of this Agreement

                                  SECTION VIII

                                 INDEMNIFICATION

         8.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations of the Buyer and the Subsidiary in this Agreement and in any agreement, certificate or other document delivered by, or on behalf of, either the Buyer or the Subsidiary in connection herewith (collectively, the "Transaction Documents") shall survive the Effective Time. The right to indemnification and to payment of damages or any other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages or other remedy based on such representation, warranty, covenant or obligation.

         8.2 Indemnification. The Buyer and the Subsidiary shall jointly and severally indemnify and hold harmless the Target Stockholder for, and will pay to the Target Stockholder the amount of, any loss, liability, damage, cost or expense incurred by the Buyer, the Surviving Corporation or the Target
Stockholder arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by the Buyer or the Subsidiary in any Transaction Document, and any breach by the Buyer or the Subsidiary of any covenant or obligation on its part under any Transaction Document. The remedies provided in this Section 8.2 will not be exclusive of or limit any other remedies  that may be  available  to the  Target  Stockholder  under  any  other
Transaction Document or under applicable law. The Target Stockholder is an intended beneficiary of the provisions of this Section 8 and of all representations, warranties, covenants and obligations of the Buyer and the Subsidiary in this Agreement and all other Transaction Documents, and the Target Stockholder may enforce the provisions hereof and thereof on his own behalf directly against the Buyer and the Subsidiary.

         8.3 Procedure for Indemnification as to Third Party Claims Against Target Stockholder. Promptly after receipt by the Target Stockholder under
Section 8.2 above of notice of the commencement of any legal suits, actions or other proceeding ("Proceeding") against the Target Stockholder, the Target Stockholder will, if a claim is to be made against an indemnifying party under
Section 8.2 above, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that such indemnifying party may have to the Target Stockholder, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice. The indemnifying party will be entitled to participate in such Proceeding and, to the extent that such indemnifying party desires (unless (i) the indemnifying party is also a party to such Proceeding and the Target Stockholder determines in good faith that joint representation would be inappropriate or (ii) the indemnifying party fails to provide reasonable assurance to the Target Stockholder of the indemnifying party's financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding) to assume the defense of such Proceeding with counsel satisfactory to the Target Stockholder and, after notice from the indemnifying party to the Target Stockholder of the indemnifying party's election to assume the defense of such Proceeding, the indemnifying party will not, as long as the indemnifying party diligently conducts such defense, be liable to the Target Stockholder under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Target Stockholder in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding: (A) the claims made in such Proceeding will be conclusively established for purposes of this Agreement to be within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by the indemnifying party without the Target Stockholder's consent; and (C) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without the Target Stockholder's consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the Target Stockholder's notice is given, give notice to the Target Stockholder of the indemnifying party's election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Target Stockholder.

         8.4 Method of Payment for Indemnification Claims. Except with respect to any Proceedings against the Target Stockholder, the Target Stockholder's sole and exclusive remedy, and the sole and exclusive obligation of the Buyer and the Subsidiary, for any indemnification claim under Section 8.2 above shall be for the Buyer to issue to the Target Stockholder, without payment of any additional consideration, such number of fully-paid and nonassessable Buyer Shares as equals a fraction, the numerator of which is the dollar amount of such claim and the denominator of which is $3.50.

                                   SECTION IX

                                  MISCELLANEOUS

         9.1 Survival. The representations, warranties, and covenants of the Parties and the provisions in Section 2 above concerning payment of the Merger Consideration will survive the Closing Date.

         9.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

  If to the Target:                           Copy to:
  ----------------                            -------

  SunGlobe Fiber Systems Corporation          Dorsey & Whitney LLP
  1550 Sawgrass Corporate Parkway             Suite 300 South
  Suite 370
  10001 Pennsylvania Avenue N.W.
  Sunrise, Florida 33323                      Washington, D.C. 20004
  Attn: Barry Pasternak                       Attn: Dr. Delbert D. Smith, Esq.

  If to the Buyer:                                     Copy to:
  ---------------                                      -------

  TimeOne, Inc.                                        Keith L. Pope, LLC
  631 North Stephanie Street, #378            1000 Boston Building
  Henderson, Nevada 89014                     9 Exchange Place
                                              Salt Lake City, Utah 84111

  If to the Subsidiary:                       Copy to:
  --------------------                        -------

  SunGlobe Acquisition, Inc.                  Keith L. Pope, LLC
  c/o TimeOne, Inc.                           1000 Boston Building
  631 North Stephanie Street, #378            9 Exchange Place
  Henderson, Nevada 89014                     Salt Lake City, Utah 84111

                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         9.12  Incorporation  of  Exhibits  and  Schedules.   The  Exhibits  and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Merger Agreement on as of the date first above written.

                                     TIMEONE, INC.


                                By: __________________________
                                Name:
                                Title:


                                SUNGLOBE ACQUISITION, INC.


                                By: __________________________
                                Name:
                                Title:

                                SUNGLOBE FIBER SYSTEMS
                                       CORPORATION


                                By: __________________________
                                Name:
                                Title:

                                                                    Exhibit 99.1




                   AGREEMENT OF PURCHASE AND SALE AND RELEASE






                                 by and between


                                  TIMEONE, INC.


                                    as Seller



                                       and

                               DANIEL F. PENTELUTE


                                    as Buyer

                   AGREEMENT OF PURCHASE AND SALE AND RELEASE


                  THIS AGREEMENT OF PURCHASE AND SALE AND RELEASE (this "Agreement" ) is made as of the Effective Date (hereinafter defined), by and between TimeOne, Inc., a Nevada corporation ("TimeOne"), and Daniel F. Pentelute, an individual ("Pentelute").

         RECITALS

         A. TimeOne entered into a Merger Agreement, dated as of June __, 2000 (the "Merger Agreement"), with SunGlobe Fiber System Corporation ("Fiber") and SunGlobe Acquisition, Inc. ("Acquisition"), a wholly-owned subsidiary of TimeOne, for the merger of Fiber and Acquisition.

         B. TimeOne is the owner of the Property (as defined in Section 2).

         C. As a condition to Fiber's obligation under the Merger Agreement, TimeOne was required to sell all of its rights, title and interest in the Property to Pentelute in exchange for the Subject Shares (as defined in Section
1) and a release of all past, present and future claims Pentelute may have against TimeOne.

         D. Pentelute desires to purchase and TimeOne is willing to sell the Property on the terms and conditions of this Agreement.

         E. TimeOne has previously sold lots adjacent to or nearby the Property described as follows:

                  Lots 1, 4 and 5 of Westview Estates, according to the map or plat thereof on file and of record in the office of the Clerk and Recorder of Flathead County, Montana (collectively, the "Adjacent Lots").

         F. This Agreement is being executed pursuant to the Merger Agreement.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pentelute and TimeOne agree as follows:


                                    AGREEMENT

                  1. Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

                           1.1 "Affiliate" shall have the meaning assigned to that term in the Merger Agreement.

                           1.2 "Closing  Date" means the Closing Date as defined
                  in the Merger Agreement.

                           1.3 "General Release" means the release of claims described in Section 14 hereof.

                           1.4 "Merger" means the Merger as defined in the Merger Agreement.

                           1.5 "Subject  Shares"  means 500,000 of the shares of
                  common stock, $.001 par value per share, of TimeOne owned by Pentelute.

         2.       Sale of Property: Purchase Price.

                  2.1 Sale of Property. Subject to the terms, covenants and conditions of this Agreement, TimeOne shall sell to Pentelute, and Pentelute shall purchase from TimeOne, all right, title and interest of TimeOne in and to the land located in County of Flathead, State of Montana, more particularly described as follows:

                  LOTS 2 and 3 of Westview Estates, according to the map or plat thereof on file and of record in the office of the Clerk and Recorder of Flathead County, Montana (the "Property").

                  2.2 Purchase Price. In exchange for TimeOne's interest in the Property, Pentelute shall deliver to TimeOne the Subject Shares, the General Release attached hereto, and make all representations and warranties and covenants contained in this Agreement.

         3.       Closing.

                  3.1 Condition. TimeOne's obligation to close under this Agreement is subject to the condition that Pentelute's representations and warranties set forth in this Agreement are true and correct in all material respects at the Closing. TimeOne's and Pentelute's obligations to close under this Agreement are subject to the condition that the Merger occurs.

         3.2 Time & Place. The closing of this transaction (the "Closing") shall take place at the offices of Dorsey & Whitney LLP in New York, New York commencing at 9:00 a.m. local time on the Closing Date.

         3.3 TimeOne's Obligations at Closing. At Closing, TimeOne shall:

                  3.3.1 deliver to Pentelute the Quitclaim Deed in the form of attached Exhibit A executed and acknowledged by TimeOne and in recordable form, conveying the Property to Pentelute.

                  3.3.2 deliver to Pentelute possession and occupancy of the Property.

                  3.4 Pentelute's Obligations at Closing At Closing, Pentelute shall execute a stock power in the form of attached Exhibit B, conveying to TimeOne the Subject Shares, free and clear of all liens, encumbrances, options and other claims.

                  3.5 Pentelute's Representations and Warranties. Pentelute hereby represents and warrants to TimeOne, which representations and warranties shall survive the Closing, as follows:

                  3.5.1 he owns all legal and beneficial interests in the Subject Shares, free and clear of all liens, encumbrances, options and other claims.

                  3.5.2 TimeOne's sale of the Property to Pentelute under this Agreement has been duly authorized by all requisite corporate action by TimeOne, this Agreement has been executed and delivered by the authorized officers of TimeOne, and this Agreement is the valid and binding obligation of TimeOne enforceable against it in accordance with the terms of this Agreement.

                  3.5.3 the execution and delivery of this Agreement, and the performance by TimeOne of the terms of this Agreement, will not result in a violation of any provision of or default under, the Articles of Incorporation or By-Laws of TimeOne or any agreement, instrument, order, writ, judgment or decree to which TimeOne is a party or by which TimeOne or the Property is bound.

                  3.5.4 no approval, authorization or action by, or filing with, any governmental authority, is required in connection with the execution and delivery by TimeOne of this Agreement or TimeOne's transfer of the Property to him pursuant to the terms of this Agreement.

                  3.5.5 all charges, invoices and claims related to any physical improvements made to any of the Property or the Adjacent Lots have been fully discharged.

                  3.5.6  the   Property   is  free  and  clear  of  all   liens,
         encumbrances, claims or charges of any kind other than unpaid taxes and assessments.

                  3.5.7 after the transfer of the Property to Pentelute pursuant to this Agreement, TimeOne will neither own nor have any interest in any real property in Montana or elsewhere.

                  3.5.8 TimeOne is not presently owed any monies in connection with its sale of the Adjacent Lots.

                  3.5.9 TimeOne owns no more than an undivided fifty percent (50%) interest in the Property.

         4. Commissions. Pentelute and TimeOne each represent and warrant to the other that there are no commissions, finder's fees or brokerage fees arising out of the transactions contemplated by this Agreement, except as provided in the Merger Agreement.

         5. Notices. All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be sent, effective and otherwise governed by the notice provisions of the Merger Agreement.

         6. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Montana applicable to contracts to be performed within Montana.

         7. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. - 8. Counterparts, Headings and Defined Terms. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this
Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

         9. Time of the Essence. Time is of the essence of this Agreement.

         10. Waiver. No waiver by Pentelute or TimeOne of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

         11. Additional Documents. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

         12. Condition of Property. Pentelute represents and warrants that Pentelute has, or shall have inspected and conducted tests and studies of the Property, and that Pentelute is familiar with the general condition of the
Property. Pentelute understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, water run-off, dangerous underground soil conditions, hazardous materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. TimeOne shall have no responsibility or liability with respect to any such occurrence. Pentelute represents and warrants that Pentelute is acting, and will act only, upon information obtained by Pentelute directly from Pentelute's own inspection of the Property. Notwithstanding anything to the contrary contained in this Agreement, the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Property shall be at Pentelute's sole risk and shall not affect the obligations of the Pentelute hereunder.

         13.      Property "AS IS".

                  13.1 Obligations. Pentelute hereby assumes and agrees to pay and perform all obligations and liabilities with respect to the Property, including, without limitation, all unpaid real property taxes and assessments and all other obligations and liabilities the payment of which is secured by any mortgage, trust indenture, or other contract against the Property.

                  13.2 No Side Agreements or Representations. No person acting on behalf of TimeOne is authorized to make, and by execution hereof, Pentelute acknowledges that no person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of TimeOne which is not contained in this Agreement will be valid or binding on TimeOne.

                  13.3 AS IS CONDITION. PENTELUTE ACKNOWLEDGES AND AGREES THAT TIMEONE HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE OF THE PROPERTY; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PENTELUTE MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR

QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) TIMEONE'S TITLE TO THE PROPERTY; (XII) THE CONFORMITY OF ANY IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PENTELUTE; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY
UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR A GEOLOGIC FAULT LINE OR THAT THE PROPERTY MAY CONTAIN HIGHLY EXPANSIVE SOILS; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. PENTELUTE FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY OR HAVING INSPECTED THE PROPERTY AND HAVING REVIEWED ALL INFORMATION AND DOCUMENTATION PENTELUTE DETERMINED TO BE RELEVANT AFFECTING THE PROPERTY, PENTELUTE IS RELYING SOLELY ON HIS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY TIMEONE. PENTELUTE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO PENTELUTE OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF TIMEONE WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT TIMEONE HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. PENTELUTE AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY WHICH WERE RETAINED BY TIMEONE OR TIMEONE'S AFFILIATES FROM ANY AND ALL CLAIMS THAT THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COSTS, LOSS, LIABILITY, DAMAGE,

EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. TIMEONE IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PENTELUTE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT TIMEONE HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS. PENTELUTE REPRESENTS, WARRANTS AND COVENANTS TO TIMEONE THAT PENTELUTE IS RELYING SOLELY UPON PENTELUTE'S OWN INVESTIGATION OF THE PROPERTY.

--------------------------                      ------------------------
TIMEONE'S INITIALS                              PENTELUTE'S INITIALS


         13.4 RADON DISCLOSURE STATEMENT. RADON GAS: RADON IS A ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN MONTANA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY OR STATE PUBLIC HEALTH UNIT. TIMEONE HAS NEVER CONDUCTED A RADON TEST OF THE PROPERTY.

         Receipt of the foregoing statement acknowledged on ___________, 2000.

                                           ---------------------------
                                           Daniel F. Pentelute

         14. General Release. Pentelute shall rely solely upon Pentelute's own knowledge of the Property based on his investigation of the Property and his own inspection of the Property in determining the Property's physical condition. Pentelute and anyone claiming by, through or under Pentelute hereby waives his right to recover from and fully and irrevocably releases TimeOne, TimeOne's
Affiliates, SunGlobe, SunGlobe's Affiliates, their respective employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parents, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf ("Released Parties" ) from any and all claims that he may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any and all matters of every kind and description, whether direct or indirect, known or unknown, foreseen or unforeseen, which Pentelute had or has up to the time of Closing, including, but not limited to (i) construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof, (ii) salary and commissions, and (iii) unreimbursed expense. This release shall not apply to TimeOne's obligations to Pentelute under this Agreement. This release includes claims of which Pentelute is presently unaware or which Pentelute does not presently suspect to exist which, if known by Pentelute, would materially affect Pentelute's release to TimeOne and TimeOne's Affiliates.

                  In this connection and to the extent permitted by law, Pentelute hereby agrees, represents and warrants that Pentelute realizes and acknowledges that factual matters now unknown to him may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Pentelute further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Pentelute nevertheless hereby intends to release, discharge and acquit TimeOne from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to TimeOne by Pentelute in exchange for TimeOne's performance hereunder. However, this release shall not include claims Pentelute may have against TimeOne for indemnification related solely to claims of third parties of which Pentelute is unaware or which Pentelute does not reasonably expect to exist that are related to the activities of TimeOne or Pentelute during the period of Pentelute's service as an officer or director of TimeOne, except to the extent such third-party claims are based on any act of negligence, malfeasance or breach of fiduciary duty by Pentelute, in which case any claims of Pentelute for indemnification by the Released Parties in connection with such third-party claims are hereby released.

                  TimeOne has given Pentelute material concessions regarding this transaction in exchange for Pentelute agreeing to the provisions of this
Section 14. TimeOne and Pentelute have each initialed this Section 14 to further indicate their awareness and acceptance of each and every provision hereof.
-------------------------                  --------------------------
TIMEONE'S INITIALS                         PENTELUTE'S INITIALS


         15. Hazardous Materials. From and after the Closing, Pentelute shall protect, defend, indemnify and hold TimeOne, TimeOne's Affiliates, SunGlobe , SunGlobe's Affiliates and their respective parent companies, affiliates and subsidiaries, and their respective directors, officers, participants, employees and agents free and harmless from and against any and all claims (including third party claims), demands, liabilities, damages, costs and expenses, including, without limitation, investigatory expenses, clean-up costs and reasonable attorney's fees of whatever kind or nature arising from or in any way connected with the physical condition of the Property and the Adjacent Lots or any other aspect of the Property and the Adjacent Lots, no matter whether earlier discoverable or not and any effort of Pentelute and/or Pentelute's contractors to correct the same. The Pentelute's obligations of indemnity set forth herein shall survive the Closing and shall not be merged with the Quitclaim Deed.

         16. Indemnification. Pentelute shall indemnify, defend, protect and hold harmless TimeOne, TimeOne's Affiliates, SunGlobe, SunGlobe's Affiliates and each of their respective partners, affiliates, subsidiaries, directors, officers, participants, attorneys, employees, consultants and agents, from and against any and all damages, losses, liabilities, costs or expenses whatsoever (including attorneys' fees and costs) and claims therefor (collectively, "Claims"), whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to (a) any inaccuracy in any representation or warranty made by Pentelute in this Agreement, (b) Pentelute's breach of any covenant or agreement contained in this Agreement, (c) TimeOne's activities on or ownership of the Property and the Adjacent Lots, (d) TimeOne's sale of the Adjacent Lots, or (e) Pentelute's activities on or ownership of the Property, regardless of how such Claim arises or when the events giving rise to such Claim occurred, including, but not limited to, the acts or omissions of TimeOne or Pentelute or their employees, agents, suppliers or contractors. Pentelute's obligations hereunder shall survive the Closing and shall not be merged with the Quitclaim Deed.

         17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

         18. Effective Date of Agreement. The Effective Date of this Agreement shall be the date of its execution by the last of TimeOne and Pentelute to execute this Agreement.

         IN WITNESS WHEREOF, Pentelute and TimeOne do hereby execute this Agreement as of the Effective Date.

      SELLER:                   TimeOne, Inc.

                                By: _______________________________
                                Name: ___________________________
                                Title:  _____________________________


      BUYER:                    __________________________
                               Daniel F. Pentelute

                                 QUITCLAIM DEED

                  FOR AN ADEQUATE AND FULL CONSIDERATION, in money or money's worth, the receipt of which is acknowledged, the undersigned,
                  TimeOne, Inc., a Nevada corporation

does hereby remise, release and quitclaim unto:

                  Daniel F. Pentelute, an individual, of
                  [631 N. Stephanie Street, #378, Henderson,
                  Nevada 89014 ("Grantee")]

the following described real property in Flathead County, Montana, which is more particularly described as follows:

                  LOTS 2 and 3 of Westview Estates, according to the map or plat thereof on file and of record in the office of the Clerk and Recorder of Flathead County, Montana.

                  TO HAVE AND TO HOLD unto the Grantee and his heirs, devisees, personal representatives, successors and assigns, forever.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Quitclaim Deed on June ___, 2000.


                                  TimeOne, Inc.

                             By: _______________________________
                             Name: ___________________________
                             Title:  _____________________________


STATE OF _______________________            )
                                            )  ss.
County of                                                       )
           ------------------------------------------------


         The foregoing instrument was acknowledged before me this ____ day of _______, 2000, by __________________ as _____________________ of TimeOne, Inc.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.



     (SEAL)                          Notary Public for State of ______________
         Residing at
         My commission expires

                             IRREVOCABLE STOCK POWER

         For good and valuable consideration, in money or money's worth, the receipt and sufficiency of which is hereby acknowledged, the undersigned, Daniel
F. Pentelute, of [631 N. Stephanie Street, #378, Henderson, Nevada 89014] (the "Assignor"), hereby sells, assigns and delivers unto TimeOne, Inc., of 631 N. Stephanie Street, #378, Henderson, Nevada 89014, 500,000 shares of common stock, $.001 par value per share, of TimeOne, a Nevada corporation, represented by Certificate number _____________ and does hereby irrevocably appoint and constitute the secretary or any assistant secretary of TimeOne, Inc. to transfer said common stock on the books of said corporation, with full power of substitution in the premises.

         Dated as of _________, 2000.


                                         ------------------------
                                         Daniel F. Pentelute


STATE OF _______________________     )
                                                             )  ss.
County of                                                       )
           ------------------------------------------------


         The foregoing instrument was acknowledged before me this ____ day of _______, 2000, by Daniel F. Pentelute.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.



                    (SEAL)               Notary Public for State of ___________
                                         Residing at
                                         My commission expires

                                                                    Exhibit 99.2


                              FOR IMMEDIATE RELEASE

Contact:  Bob Griffin, Griffin Public Relations
         & Marketing
         (212) 481-3456
         Bgriffin@griffinpr.com


             TIMEONE, INC. AND SUNGLOBE COMPLETE MERGER AND ANNOUNCE
                                   NAME CHANGE

      Newly merged company is now called SunGlobe Fiber Systems Corporation trading under the OTCBB SYMBOL: SGFS;

         Corporation President Barry H. Pasternak says the completion of the merger will enable SunGlobe to provide telecommunications and Internet services to the Caribbean, Central
                           and South American regions.

SUNRISE, FLORIDA, July 7, 2000 - TimeOne, Inc. (OTCBB: TYME) ("the Company") today announced that its subsidiary corporation, SunGlobe Acquisitions, Inc., has completed its merger with SGFS, Inc. As a result of the merger, SGFS, Inc.
is now a wholly-owned subsidiary of the Company. At the same time, the management of SGFS, Inc. has assumed control of the Company and changed its legal name to SunGlobe Fiber Systems Corporation. The newly named Company will now be listed on the NASDAQ OTCBB under the trading symbol SGFS.

"We are very pleased to announce this merger," SunGlobe Fiber Systems Corporation President Barry H. Pasternak said today. "As a participant in the Maya-1 Cable system, with the completion of this merger, SunGlobe is now more strongly positioned to provide a new level of enhanced telecommunication and Internet services to the rapidly expanding Caribbean, Central and South American regions."

With the completion of the merger, the majority of the Company's common stock is now held by SunGlobe Telecom, Inc., a Florida corporation. SunGlobe Telecom was, prior to the merger, the sole stockholder of SGFS, Inc.

                                     -more-

Headquartered in Sunrise, Florida, SunGlobe Fiber Systems Corporation, including its operating subsidiary SGFS, Inc., is a development stage company that was formed to provide fiber optic capacity. The Company, which holds a Section 214 common carrier license from the Federal Communications Commission, has entered into an agreement with the Maya-1 Cable system ("Maya-1"), pursuant to which it will assist Maya-1 in the development of a fiber optic submarine cable system. When completed, this system will provide telecommunications capacity among the United States and several under-served South American, Central American and
Caribbean nations. The Maya-1 system is currently scheduled to become operational in the third quarter of 2000.

Certain statements contained in this press release, such as statements regarding Maya-1 and other statements that do not relate strictly to historical or current facts, are forward-looking statements. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, risks relating to the Company's developmental stage business, the uncertainty of future profitability of the Company, the Company's need for additional operating capital, the ability of the Company to successfully implement its strategies and business plans, the dependence on rights-of-way and other third-party agreements, the impact of competitive services and pricing, the impact of governmental regulation, risks relating to technology and network infrastructure, as well as other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                       ###